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                                                                       EXHIBIT 8

                        PORTER, WRIGHT, MORRIS & ARTHUR
                        ATTORNEYS AND COUNSELORS AT LAW
                              41 SOUTH HIGH STREET
                           COLUMBUS, OHIO 43215-6194
                            Telephone: 614-227-2000
                               Fax: 614-227-2100


                                 June 27, 1997


Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio  43215

First Michigan Bank Corporation
One Financial Plaza
10717 Adams Street
Holland, Michigan  49423

Gentlemen:

         We have acted as counsel to Huntington Bancshares Incorporated, a Maryland corporation (the "Company") in connection with the proposed statutory merger (the "Merger") of First Michigan Bank Corporation, a Michigan corporation ("First Michigan"), with and into the Company, pursuant to which the shareholders of First Michigan will receive common shares, without par value, of the Company ("Company Shares") subject to the Agreement and Plan of Merger and Supplemental Agreement both dated as of May 5, 1997 between First Michigan and the Company (the "Merger Agreement"), in exchange for their outstanding common shares of First Michigan ("First Michigan Shares"). At your request, we are rendering our opinion concerning certain federal income tax consequences of the Merger. Terms not otherwise defined herein shall have the same meaning as when used in the Merger Agreement.

         In that connection, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, and other instruments, and such other matters of fact and law, as we have considered necessary or appropriate for the purposes of this opinion, including an examination of: (i) the Merger Agreement and the other documents and agreements referred to therein; and (ii) the Joint Proxy Statement/Prospectus (the "Prospectus") relating to the Merger and included in the Registration Statement of the Company on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.


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Huntington Bancshares Incorporated
First Michigan Bank Corporation
June 27, 1997
Page 2


         For purposes of the opinions set forth below, we have assumed and are relying upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified, and upon which we are entitled to rely) contained, respectively, in certain certificates of the officers of the Company and First Michigan. We have also assumed that the transactions contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement, the Merger will constitute a statutory merger pursuant to the applicable provisions of the laws of the States of Maryland and Michigan, and the facts, statements, and other information contained in the Prospectus relating to the Merger are true, correct, and complete in all material respects.

         The opinions set forth below are based upon, and the section numbers cited herein refer to, the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, the administrative interpretations thereof and the judicial decisions with respect thereto, all as currently in effect, and are further based upon the continued accuracy and completeness of the documents, certifications, and representations referred to in the two preceding paragraphs as of the Effective Time.

         In reliance on the assumptions and the representations set forth above, and further assuming that the shareholders of First Michigan do not, for a sufficient period of time to meet the continuity of interest requirements for a reorganization, sell, exchange, transfer by gift, or otherwise dispose of a number of Company Shares received in the Merger that would reduce the ownership of Company Shares by the former shareholders of First Michigan to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the total value of all the formerly outstanding First Michigan Shares as of the same date, we are of the opinion that:

         (1) The Merger of First Michigan with and into the Company will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

         (2) Each of First Michigan and the Company will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

         (3) The discussion contained in the Registration Statement under the caption "The Merger - Certain Federal Income Tax Consequences" represents our opinion as to the material federal income tax consequences of the Merger.

         We have given this opinion in connection with the transactions contemplated by the Merger Agreement and such opinion is not to be relied upon for any other purpose. This opinion may not be applicable to all shareholders, including, without limitation, (1) a First Michigan shareholder whose First Michigan Shares are not held as a capital asset; or (2) a First Michigan shareholder who is subject to special treatment under the Code, including without limitation, an insurance company,


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Huntington Bancshares Incorporated
First Michigan Bank Corporation
June 27, 1997
Page 3



a dealer in securities, a financial institution, a tax-exempt investor, or non-United States citizen. This opinion further assumes no shareholder acquired First Michigan Shares in contemplation of or to effectuate the Merger.

         In addition to the assumptions and exclusions above, no opinion is expressed herein concerning the effect of state, local, and foreign tax laws. Furthermore, no opinion is expressed herein about the tax treatment of the transaction under other provisions of the Code or the Treasury Regulations issued thereunder or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically addressed by the foregoing opinion, including, without limitation, the exchange of any First Michigan Shares in the Merger that were acquired by the holder pursuant to an employee stock option or employee stock purchase plan or otherwise as compensation.

         You should be aware that this opinion represents our conclusions as to the application of existing law and is based on the certifications and representations given as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein. In addition, no advance ruling has been obtained from the Internal Revenue Service ("Service") regarding the Merger. An opinion of counsel represents counsel's best legal judgement, but has no binding effect or official status of any kind. Accordingly, there can be no assurance that the Service or Courts will not take positions contrary to the opinions stated above. No person other than the addressees named herein may rely on this opinion for any purpose.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. By giving this consent, however, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.


                                             Very truly yours,


                                             /s/ Porter, Wright, Morris & Arthur
                                             -----------------------------------
                                             PORTER, WRIGHT, MORRIS & ARTHUR